Exhibit 1.1

Dominion Midstream Partners, LP

Common Units Representing Limited Partner Interests

Having an Aggregate Offering Price of

up to $150,000,000

Equity Distribution Agreement

July 11, 2016

RBC Capital Markets, LLC 200 Vesey Street, 10th Floor New York, New York 10281	Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019

J.P. Morgan Securities LLC 383 Madison Avenue, 7th Floor New York, New York 10179	Mizuho Securities USA Inc. 320 Park Avenue, 12th Floor New York, New York 10022

Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036	BNP Paribas Securities Corp. 787 7th Avenue New York, New York 10019

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	Scotia Capital (USA) Inc. 250 Vesey Street, 24th Floor New York, New York 10281

UBS Securities LLC 1285 Avenue of the Americas New York, New York 10019

Ladies and Gentlemen:

Dominion Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), confirms its agreement (this “Agreement”) with RBC Capital Markets, LLC, Barclays Capital Inc., J.P. Morgan Securities LLC, Mizuho Securities USA Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Scotia Capital (USA) Inc. and UBS Securities LLC (each a “Manager” and collectively, the “Managers”) as follows:

1. Description of Units. The Partnership proposes to issue and sell through or to the Managers, as sales agents and/or principals, common units representing limited partner interests in the Partnership (“Common Units”), having an aggregate gross sales price to the public of up to $150,000,000 (the “Units”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For the avoidance of doubt, the term “Units” as used in this Agreement refers only to the Common Units to be sold pursuant to this Agreement. The Units are further described in the Prospectus referred to herein. For purposes of selling the Units through the Managers, the Partnership hereby appoints the Managers as exclusive agents of the Partnership with respect to the issuance and sale of the Units from time to time by the Partnership pursuant to this Agreement and the Managers agree to use their commercially reasonable efforts to sell the Units in the manner and subject to the terms and conditions described in this Agreement. The Partnership agrees that whenever it determines to sell Units directly to any Manager as principal, or otherwise wishes to negotiate specific terms and provisions with a Manager related to sales of Units hereunder, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 19 hereof.

The Partnership and Dominion Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), are collectively referred to herein as the “Partnership Parties.”

2. Representations and Warranties. The Partnership Parties, jointly and severally, represent and warrant to, and agree with, the Managers at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, including each Applicable Time, each Time of Delivery, each Representation Date and each Settlement Date, as set forth below.

(a) Registration. The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement on Form S-3 (File Number: 333-211161), including a related Base Prospectus, for registration under the Act of the offering and sale of Common Units, including the Units, and such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Partnership has filed with the Commission the Prospectus Supplement relating to the Units in accordance with Rule 424(b). As filed, the Prospectus contains all information required by the Act and the rules thereunder, and, except to the extent the Managers agree in writing to a modification, shall be in all substantive respects in the form furnished to the Managers prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, at each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153, or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference. If the Partnership files a successor registration statement with respect to the Units, after effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents included therein by reference, included in any such registration statement at the time such registration statement became effective.

(b) No Stop Order. The Commission has not issued any order preventing or suspending the use of the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose or pursuant to Section 8A of the Act has been instituted or, to the knowledge of any of the Partnership Parties, threatened by the Commission.

(c) Ineligible Issuer. For purposes of each offering of the Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405 under the Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Act.

(d) No Material Misstatements or Omissions in the Registration Statement. On each Effective Date, at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153, or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Managers specifically for inclusion therein, which information is specified in Section 7(b).

(e) No Material Misstatements or Omissions in the Prospectus. On the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153, or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Prospectus complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Managers specifically for inclusion therein, which information is specified in Section 7(b).

(f) No Other Prospectus. Prior to the Execution Time, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (in each case within the meaning of the Act) or used any “prospectus” (in each case within the meaning of the Act) in connection with the offer or sale of Units, and from and after the Execution Time, the Partnership will not, directly or indirectly, offer or sell any Units pursuant to this Agreement by means of any “prospectus” (within the meaning of the Act) or use any “prospectus” (within the meaning of the Act) in connection with any such offer or sale of the Units, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement; the Partnership has not, directly or indirectly, prepared, used or referred to any Issuer Free Writing Prospectus, as defined in Rule 433, in connection with offers or sales of Units pursuant to this Agreement.

(g) Regulation M Exceptions. The Units are an “actively-traded security” as defined in Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(h) Other Sales Agency Agreements. The Partnership is not a party to any other effective sales agency agreements or other similar arrangements, with any agent or any other representative in respect of at the market offerings of Common Units in accordance with Rule 415(a)(4) of the Act.

(i) Formation and Qualification of the Partnership Entities. All of the Partnership’s “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X) as of the date of the Partnership’s latest annual report on Form 10-K filed with the Commission, which is incorporated by reference in the Registration Statement and the Prospectus, are listed on Exhibit 21.1 to such report. The Partnership and each of its consolidated subsidiaries and any unconsolidated subsidiary that is a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X) (collectively with the Partnership Parties, the “Partnership Entities”) and any significant subsidiary acquired or formed subsequent to the Partnership’s latest annual report on Form 10-K filed with the Commission has been duly formed and is validly existing and in good standing as a limited partnership, limited liability company or corporation, as the case may be, under the laws of its jurisdiction of organization and is duly qualified to do business and is in good standing as a foreign limited partnership, limited liability company or corporation, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), results of operations, members’ or stockholders’ equity or partners’ capital, properties, business or prospects of the Partnership Entities, taken as a whole (a “Material Adverse Effect”), (ii) materially impair the ability of any of the Partnership Entities to consummate any transactions provided for in this Agreement or (iii) subject the limited partners of the

Partnership to any material liability or disability. Each of the Partnership Entities has all limited partnership, limited liability company or corporate power and authority, as the case may be, necessary to own or hold its properties and to conduct the businesses in which it is engaged.

(j) Power and Authority of the General Partner. The General Partner has full limited liability company power and authority to serve as the general partner of the Partnership in all material respects as disclosed in the Registration Statement and the Prospectus.

(k) Ownership of the General Partner. Dominion Cove Point Inc., a Virginia corporation (“Dominion Cove Point”), owns a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (the “GP LLC Agreement”) and is fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)). Dominion Resources, Inc., a Virginia corporation (“Dominion”), owns, directly or indirectly, a 100% equity interest in Dominion Cove Point.

(l) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership, with a 0.0% non-economic general partner interest in the Partnership (the “General Partner Interest”). The General Partner Interest is duly authorized and validly issued in accordance with the partnership agreement of the Partnership (the “Partnership Agreement”); and the General Partner owns the General Partner Interest free and clear of all liens, encumbrances, security interests, equities, charges or other claims (collectively, “Liens”), except for restrictions on transferability that may be imposed by Federal or state securities laws, contained in the Partnership Agreement or as disclosed in the Registration Statement and the Prospectus.

(m) Capitalization of the Partnership; Ownership of the Incentive Distribution Rights. As of the date hereof, the Partnership has an authorized and outstanding capitalization as set forth in the consolidated balance sheet as of March 31, 2016; all of the issued and outstanding limited partner interests of the Partnership have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”). The General Partner owns the Incentive Distribution Rights (as such term is defined in the Partnership Agreement) free and clear of all Liens, except for restrictions on transferability that may be imposed by Federal or state securities laws, contained in the Partnership Agreement or as disclosed in the Registration Statement and the Prospectus.

(n) Duly Authorized and Validly Issued Units. When issued pursuant to the terms of this Agreement, the Units and the limited partner interests represented thereby will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Managers against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(o) Conformity of Securities to Descriptions. The Units conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus, and such description conforms to the rights set forth in the instruments defining the same.

(p) No Options, Preemptive Rights, Registration Rights or Other Rights. Except as described in the Registration Statement and the Prospectus or as set forth in the Partnership Agreement or an exhibit to the Registration Statement, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of (A) the Partnership, (B) the General Partner, (C) any of the consolidated subsidiaries of the Partnership, or (D) any unconsolidated subsidiary of the Partnership that is a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X); provided, that for each of (B),

(C) or (D), only if such options, warrants, rights or restrictions are otherwise required to be disclosed in the Registration Statement. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(q) Authority and Authorization. Each of the Partnership Parties has all requisite limited partnership or limited liability company power and authority, as applicable, to execute and deliver this Agreement and to perform its respective obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus.

(r) Authorization, Execution and Delivery of the Equity Distribution Agreement. This Agreement has been duly authorized and validly executed and delivered by or on behalf of each of the Partnership Parties.

(s) Enforceability of Certain Organizational Documents. The limited partnership or limited liability company agreements or bylaws and the certificate of formation or other similar organizational document, as applicable (the “Organizational Documents”), of the Partnership and each of its consolidated subsidiaries have been duly authorized, executed and delivered by the Partnership Entities party thereto, and are valid and legally binding agreements of such parties, enforceable against such parties in accordance with their terms; provided, that, with respect to such agreements, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(t) No Conflicts. None of (i) the offering, issuance or sale of the Units as described in the Registration Statement and the Prospectus, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties, (iii) the consummation of any transactions contemplated by this Agreement or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Prospectus (A) conflicts with or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a change of control or default (or an event that, with notice or lapse of time or both, would constitute such an event) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, regulation, ruling or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or is bound or (D) results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with that certain Inter-Company Credit Agreement by and between Dominion and the Partnership, dated as of October 20, 2014, (the “Parent Credit Agreement”)) upon any property or assets of any of the Partnership Entities, except with respect to clauses (B), (C) and (D) for any such conflicts, violations, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate any transactions provided for in this Agreement.

(u) No Consents. No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale of the Units as described in the Registration Statement and the Prospectus, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties, (iii) any transactions contemplated by this Agreement or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Prospectus, except for (A) the registration of the Units under the Act and consents required under the Exchange Act, applicable state securities or “Blue Sky” laws, and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Units by the Managers, (B) such consents that have been obtained prior to the date hereof or the applicable Settlement Date and (C) any such consents the absence or omission of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate any transactions provided for in this Agreement.

(v) No Defaults. None of the Partnership Entities is in (i) violation of its respective Organizational Documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or any of its properties or (iii) breach, default (or an event that, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, except in the cases of clauses (ii) and (iii) for any such breaches, defaults and violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or materially impair the ability of the Partnership Parties to perform their obligations under this Agreement.

(w) Financial Statements. The financial statements (including the related notes and supporting schedules) incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X under the Act and in all material respects have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein. The summary historical financial data incorporated by reference in the Registration Statement and Prospectus accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which they have been derived, except as described therein. The other financial information, if any, of the Partnership, including non-GAAP financial measures, incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Partnership, fairly presents in all material respects the information purported to be shown thereby and complies with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the Prospectus that are not so included as required and the Partnership does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto) or the Prospectus. The interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement and the Prospectus is in compliance in all material respects with the Commission’s published rules, regulations and guidelines applicable thereto.

(x) Pro Forma Financial Statements. The pro forma financial statements (and the related notes thereto), if any, included or incorporated by reference in the Registration Statement and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements, if any, included or incorporated by reference in the Registration Statement and the Prospectus. The pro forma financial statements, if any, included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Act.

(y) Independent Registered Public Accountant. Deloitte & Touche LLP, who has certified certain financial statements of the Partnership, whose reports are incorporated by reference in the Registration Statement and the Prospectus is, and was during the periods covered by such financial statements, an independent registered public accounting firm with respect to the Partnership as required by the Act and the rules and regulations thereunder and the Public Company Accounting Oversight Board.

(z) Internal Controls. Each of the Partnership Entities maintains internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for its assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the XBRL incorporated by reference in the Registration Statement and Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Deloitte & Touche LLP, there were no material weaknesses in the internal controls of any Partnership Entity.

(aa) Disclosure Controls and Procedures. (i) To the extent required by Rule 13a-15 under the Exchange Act, each of the Partnership Entities has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports to be filed or submitted under the Exchange Act is accumulated and communicated to management of the Partnership, including the principal executive officer and principal financial officer of the General Partner, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) to the extent required by Rule 13a-15 under the Exchange Act, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(bb) No Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Deloitte & Touche LLP, (i) the Partnership has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the ability of the Partnership Entities to record, process, summarize and report financial information, or any material weaknesses in internal controls over financial reporting of the Partnership Entities or (B) any fraud, whether or not material, that involves management or other employees of any Partnership Entity who have a significant role in the internal controls over financial reporting of any of the Partnership Entities, and (ii) there have been no changes in the Partnership Entities’ internal controls over financial reporting that have materially affected or are reasonably likely to materially affect the internal controls over financial reporting of the Partnership Entities.

(cc) Sarbanes-Oxley Act. There is and has been no failure on the part of the Partnership or, to the knowledge of the Partnership Parties, any of the General Partner’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, or the rules and regulations promulgated in connection therewith or the rules of the New York Stock Exchange (the “NYSE”), in each case, that are effective and applicable to the Partnership.

(dd) No Material Changes. Except as described in the Registration Statement and the Prospectus, since the date of the latest audited financial statements incorporated by reference in the Registration Statement and the Prospectus, no Partnership Entity has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business or (iii) had any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, partners’ or members’ equity, properties, management, business or prospects of the Partnership Entities taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee) Title to Properties. Each of the Partnership Entities, directly or indirectly, has good and indefeasible title to all real property owned in fee by the Partnership Entities (excluding easements and rights-of-way) and good title to all personal property owned by it, in each case free and clear of all Liens except as described in the Registration Statement and the Prospectus or such as do not materially interfere with the use made and proposed to be made of such property by any of the Partnership Entities. All assets held under lease by each of the Partnership Entities, directly or indirectly, are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such assets by any of the Partnership Entities as described in the Registration Statement and the Prospectus.

(ff) Rights-of-Way. Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement and the Prospectus, subject to the limitations described in the Registration Statement and the Prospectus, if any, except for such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has, or at the applicable Settlement Date will have, fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that, individually or in the aggregate, would not have a Material Adverse Effect; and none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(gg) Permits. Each of the Partnership Entities has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and conduct its business in the manner described in the Registration Statement and the Prospectus, except as described in the Registration Statement and the Prospectus and for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement and the Prospectus, each of the Partnership Entities has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that would prevent the Permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination of the Permits or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect. None of the Partnership Entities has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh) Intellectual Property. Each of the Partnership Entities owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its businesses and has no reason to believe that the conduct of its businesses conflicts with, and has not received any notice of any claim of conflict with, any such rights of others, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) Legal Proceedings. Except as described in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or of which any property or assets of any the Partnership Entities is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a Material Adverse Effect on the performance by any Partnership Entity of this Agreement or any other transactions contemplated hereby; and to the Partnership Parties’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(jj) Contracts to be Described or Filed. There are no contracts or other instruments required to be described in the Registration Statement or the Prospectus, or to be filed as exhibits to the Registration Statement, that are not described and filed as required. The statements made in the Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other instruments described and filed, constitute accurate summaries of the terms of such contracts and instruments in all material respects.

(kk) Insurance. Each of the Partnership Entities carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is reasonably adequate for the conduct of its businesses and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of any of the Partnership Entities are in full force and effect; each of the Partnership Entities is in compliance with the terms of such policies in all material respects; and none of the Partnership Entities has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance. There are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, and none of the Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(ll) Certain Relationships and Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Partnership Entities, on the one hand, and any “affiliate,” equity holder, director, manager, officer, customer or supplier of any of the Partnership Entities, on the other hand, that is required to be disclosed in the Registration Statement and the Prospectus that is not so disclosed. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Entity to or for the benefit of any of the officers, directors or managers of any Partnership Entity or their respective family members.

(mm) No Labor Dispute. No labor disturbance by or dispute with the employees of any of the Partnership Entities exists or, to the knowledge of the Partnership Parties, is imminent or threatened that could reasonably be expected to have a Material Adverse Effect.

(nn) Environmental Compliance. (i) Each of the Partnership Entities is in compliance with all laws, statutes, codes, regulations, ordinances, rules, orders, judgments, decrees, permits, authorizations or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional or local authority, relating to pollution, the protection of human health or safety, the environment, natural resources, or the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal, arrangement for transport or disposal, or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity or its operations, which compliance includes, without limitation, obtaining, maintaining and complying with all permits, authorizations and approvals issued by governmental authorities or required by Environmental Laws to conduct their respective businesses, and (ii) no Partnership Entity has received notice or otherwise has knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, transport, disposal, arrangement for transport or disposal, or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability or other obligation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement and the Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against any of the Partnership Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) none of the Partnership Entities is aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of any of the Partnership Entities, and (z) none of the Partnership Entities anticipates material capital expenditures as a result of or in connection with Environmental Laws.

(oo) Tax Returns. Each of the Partnership Entities has filed all applicable federal, state, local and foreign tax returns required to be filed by it through the date hereof (which returns are complete and correct in all material respects), subject to permitted extensions, and has timely paid all taxes due, and no tax deficiency has been determined adversely to the Partnership Entities, nor does any of the Partnership Entities have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be, asserted against the Partnership Entities that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(pp) ERISA. Except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Partnership or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(qq) Statistical and Market-Related Data. The statistical and market-related data included in the Prospectus, if any, are based on or derived from sources that the Partnership Parties believe to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(rr) Investment Company. The Partnership is not, and after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(ss) No Brokers. None of the Partnership Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Managers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(tt) Stabilization. The Partnership and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(uu) NYSE Listing of Common Units. The Units have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE.

(vv) Distribution of Offering Materials. The Partnership has not distributed and will not distribute any offering material in connection with the offering and sale of the Units other than the Prospectus.

(ww) Anti-Corruption Laws and Sanctions. The Partnership Entities have implemented and maintain in effect policies and procedures designed to promote and achieve compliance by such Partnership Entity and their respective directors, officers and employees with (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and all similar laws, rules, and regulations of any jurisdiction applicable to a Partnership Entity from time to time concerning or relating to bribery or corruption (“Anti-Corruption Laws”), and (ii) economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State (“Sanctions”), if any, applicable to such persons. The Partnership Entities, and to their respective knowledge, their respective directors, officers and employees, are in compliance with Anti-Corruption Laws and the Sanctions, if any, applicable to such persons. The Partnership will not directly or indirectly use the proceeds of the offering of the Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, or (ii) to fund or facilitate any activities of or business in any country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory, including, without limitation, as of the date of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each a “Sanctioned Country”). None of the Partnership Entities, nor, to the knowledge of such Partnership Entity, any of its or their respective directors, officers or employees, is (a) any person listed in any Sanctions-related list of designated persons maintained by OFAC or the U.S. Department of State, (b) any person operating, organized or resident in a Sanctioned Country or (c) any person controlled or owned by any such person described in clause (a) or (b) above.

(xx) Compliance with Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where any Partnership Entity conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving any Partnership Entity with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of any of the Partnership Parties, threatened.

(yy) Distribution Restrictions. Except as described in the Registration Statement and the Prospectus, none of the Partnership’s consolidated subsidiaries will be prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or to which it is subject, from making any distribution on such entity’s equity interests or from repaying any loans or advances to such subsidiary from equityholders, except for restrictions contained in the Organizational Documents for such subsidiary and for restrictions on distributions under the laws of the jurisdiction of formation of such entities.

Any certificate signed by any officer of any of the Partnership Parties and delivered to the Managers in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership Party, as to matters covered thereby, to each Manager.

3. Sale and Delivery of Units.

(a) Sale of Units by the Managers, as Sales Agents. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to issue and sell Units from time to time through the Managers, acting as sales agents, and each Manager agrees to use its commercially reasonable efforts to sell, as sales agent for the Partnership, the Units on the following terms.

(i) The Units are to be sold by one of the Managers as shall be agreed to by the Partnership and such Manager on any day that (A) is a Trading Day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Partnership, through any of the individuals listed as “Authorized Representatives” on Schedule II hereto, as the same may be amended or supplemented by the Partnership in its sole discretion upon advance notice to the Managers, has instructed such Manager by electronic mail or telephone (and in the case of telephone, confirmed promptly by electronic mail) to make such sales and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement. The Partnership will designate (i) the maximum amount of the Units to be sold by such Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement), (ii) the minimum price per Unit at which such Units may be sold and (iii) the compensation payable to such Manager for such sales pursuant to Section 3(a)(v), which compensation shall have been discussed and agreed to by the Partnership and such Manager. Subject to the terms and conditions hereof, such Manager shall use its commercially reasonable efforts to sell on a particular day all of the Units designated for sale by the Partnership on such day. The gross sales price of the Units sold under this Section 3(a) shall be the market price for the Partnership’s Common Units sold by such Manager under this Section 3(a) on the NYSE at the time of sale of such Units, as otherwise agreed to by the Partnership and such Manager, or as otherwise instructed by the Partnership. For the avoidance of doubt, the Partnership shall submit instructions to sell Units to only one Manager, if any, on any single Trading Day. For the purposes hereof, “Trading Day” means any day on which the Common Units are purchased and sold on the principal market on which the Common Units are listed or quoted.

(ii) The Partnership acknowledges and agrees that (A) there can be no assurance that the Managers will be successful in selling the Units, (B) no Manager will incur any liability or obligation to the Partnership or any other person or entity if such Manager does not sell Units for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units as required under this Agreement, and (C) no Manager shall be under any obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Partnership.

(iii) The Partnership shall not authorize the issuance and sale of, and the relevant Manager shall not be obligated to use its commercially reasonable efforts to sell, any Units at a price lower than the minimum price therefor designated from time to time by the Board of Directors of the General Partner (the “Board”), a duly authorized committee thereof, or any individual to whom such authority has been duly and properly delegated by the Board or a duly authorized committee thereof, and notified to such Manager in writing. The Partnership or any Manager may, upon notice to the other party hereto by electronic mail or telephone (and in the case of telephone, confirmed promptly by electronic mail), suspend or terminate the offering of the Units with respect to which such Manager is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice.

(iv) Each Manager hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership pursuant to this Section 3(a), other than (A)(1) by means of ordinary brokers’ transactions between members of the NYSE, any other national securities exchange or facility thereof, a trading facility of a national securities association, or an alternative trading system that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the Act, (2) to or through a market maker or (3) directly on or through an electronic communication network, a “dark pool” or any similar market venue and (B) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be permitted by law and agreed to by the Partnership and such Manager.

(v) The compensation to each Manager for sales of the Units with respect to which such Manager acts as sales agent under this Agreement shall be up to 2.0% of the gross sales price of the Units sold pursuant to this Section 3(a), as mutually agreed to in writing by the Partnership and such Manager, and payable as described in the succeeding subsection (vi) below. The foregoing rate of compensation shall not apply when the Manager acts as principal, in which case the Partnership may sell Units to such Manager as principal at a price mutually agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The gross proceeds less such Manager’s commission shall constitute the net proceeds to the Partnership (the “Net Proceeds”) for such Units. Payment of the Net Proceeds after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”) for Units sold by the Partnership on any Settlement Date shall be made to the Partnership by federal funds wire transfer to the account of the Partnership against delivery of such Units to such Manager’s account, or an account of such Manager’s designee, at The Depository Trust Company (“DTC”).

(vi) The Manager acting as sales agent hereunder shall provide written confirmation (which may be by facsimile or electronic mail) to the Partnership following the close of trading on the NYSE each day on which Units with respect to which such Manager is acting as sales agent are sold under this Section 3(a) setting forth the number of the Units sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Partnership, and the compensation payable by the Partnership to such Manager with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from such Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof.

(vii) Settlement for sales of the Units pursuant to this Section 3(a) will generally occur on the third Business Day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Units sold through a Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the Net Proceeds for the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units to such Manager’s account, or an account of such Manager’s designee, at DTC in return for payments in same day funds delivered to the account designated by the Partnership. If the Partnership or its transfer agent (if applicable) shall default on its obligation to deliver the Units on any Settlement Date, the Partnership shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. If a Manager acting as sales agent hereunder breaches this Agreement by failing to deliver the Net Proceeds less any Transaction Fees to the Partnership on any Settlement Date for the Units delivered by the Partnership to such Manager, such Manager will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Manager.

(viii) At each Applicable Time, each Time of Delivery, each Settlement Date and each Representation Date (as defined in Section 4(k)), the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, but modified to relate to the Registration Statement, the Prospectus and the documents incorporated by reference therein, in each case as amended or supplemented as of such date. Any obligation of a Manager to use its commercially reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein (as modified in the manner described above), to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b) Sale of Units by a Manager, as Principal. If the Partnership wishes to issue and sell the Units pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify a Manager of the proposed terms of such Placement. If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, such Manager and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Partnership or such Manager unless and until the Partnership and such Manager have each executed such Terms Agreement, accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) Terms Agreement. Each sale of the Units to a Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Units to, and the purchase thereof by, such Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Units by such Manager. The commitment of such Manager to purchase the Units pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Partnership herein contained, but modified in the manner described in Section 3(a)(viii) hereof, and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Units to be purchased by such Manager pursuant thereto, the price to be paid to the Partnership for such Units, any provisions relating to rights of, and default by, underwriters acting together with such Manager in the reoffering of the Units, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Units. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by such Manager. For the avoidance of doubt, if the Partnership engages a Manager for a sale of Units other than as set forth in Section 3(a) and 3(b) hereof or if such sale would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Partnership will provide the Manager, at the Manager’s request and upon reasonable advance notice to the Partnership, on or prior to the Settlement Date the opinions of counsel, accountants’ letters and officer’s certificates pursuant to Section 6 hereof, each dated the Settlement Date, and such other documents and information as the Manager shall reasonably request, and the Partnership and the Manager will agree to compensation with respect to such transaction.

(d) Limitations on Number and Amount of Units Sold. Under no circumstances shall the number and aggregate amount of the Units sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of Common Units available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Units authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee or authorized individual thereof, and notified to such Manager in writing. Under no circumstances shall the price of the Units sold pursuant to this Agreement and any Terms Agreement be lower than the minimum price authorized from time to time to be issued and sold under this Agreement or any Terms Agreement by the Board, or a duly authorized committee or authorized individual thereof, and notified to such Manager in writing.

(e) Regulation M Exemption. If any of the Partnership Parties or Managers has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other party and sales of the Units under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f) Material Non-Public Information. Notwithstanding any other provision of this Agreement, (i) no sales of Units shall take place, and the Partnership shall not request the sales of any Units during any period in which the Partnership is in possession of material non-public information, and (ii) except as provided in Section 3(g) of this Agreement, the Partnership shall not offer, sell or deliver, or request the offer or sale, of any Units pursuant to this Agreement and, by notice to the Managers given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Units, and the Manager shall not be obligated to offer or sell any Units at any time from and including the date on which the Partnership shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Partnership files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement (such period referred to herein as a “Quarterly Blackout Period”).

(g) Sales During Quarterly Blackout Periods. Notwithstanding Section 3(f) above, if the Partnership wishes to offer or sell Units to a Manager as sales agent at any time during a Quarterly Blackout Period, the Partnership shall (i) prepare and deliver to such Manager (with a copy to counsel for the Managers) a draft of a

Current Report on Form 8-K, which shall include substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officer’s quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Manager, and, prior to its filing, obtain the written consent of such Manager to such filing (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) provide the Managers with the opinions and letters of counsel to the Managers, officers’ certificate and accountants’ letter called for by Sections 6(b), (c), (d) and (e), respectively, hereof, (iii) afford such Manager the opportunity to conduct a due diligence review in accordance with Section 6(i) hereof prior to filing such Earnings 8-K and (iv) file (as opposed to “furnish”) such Earnings 8-K with the Commission, and the provisions of clause (ii) of Section 3(f) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officer’s certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 3(g) shall not relieve the Partnership from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver the opinions and letters of counsel, officer’s certificates and accountants’ letter, as provided in Sections 6(b), (c), (d) and (e), respectively, hereof, and (B) this Section 3(g) shall in no way affect or limit the operation of clause (i) of Section 3(f), which shall have independent application.

4. Agreements. The Partnership covenants and agrees with the Managers that:

(a) Filing of Amendment or Supplement. During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Act, the Partnership will not file any (i) amendment to the Registration Statement, or (ii) supplement to the Prospectus (other than any amendment or supplement which does not relate to the sale of the Units and not including any reports or documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act), unless the Partnership has furnished to the Managers a copy for its review prior to filing and will not file any such proposed amendment, supplement or Registration Statement to which any Manager reasonably objects, unless the Partnership shall have determined based upon the advice of counsel that such amendment, supplement or filing is required by law. The Partnership has properly completed the Prospectus, in a form approved by the Managers, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed in a form approved by the Managers, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Managers of such timely filing. The Partnership will promptly advise each Manager (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, during any period when the delivery of a prospectus (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) Notice of Material Changes. If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Partnership will (i) notify promptly each Manager so that any use of the Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to each Manager in such quantities as such Manager may reasonably request.

(c) Amendment of Registration Statement or Supplement of Prospectus. During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Partnership promptly will (i) notify each Manager of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance; (iii) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus; and (iv) supply any supplemented Prospectus to each Manager in such quantities as such Manager may reasonably request.

(d) Reports to Securityholders. In accordance with Section 11(a) of the Act and Rule 158, the Partnership will make generally available to its security holders an earnings statement (which need not be audited) in reasonable detail covering the 12-month period beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement as soon as practicable after the end of such period.

(e) Signed Copies of the Registration Statement and Copies of the Prospectus. The Partnership will furnish to each Manager and counsel for the Managers, upon request and without charge, one copy of the executed Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by such Manager or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule), as many copies of the Prospectus and any supplement thereto as such Manager may reasonably request.

(f) Qualification of the Units in Certain Jurisdictions. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Managers may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(g) No Issuer Free Writing Prospectus. Each of the Partnership and the Managers agree that it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433.

(h) Limitations on Sale of Common Units. If sales of the Units have been made but not settled, or the Partnership has had outstanding with the Managers any instructions to sell the Units, in either case, within the prior three Business Days, the Partnership will not offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units, or publicly announce an intention to effect any such transaction without (i) giving such Manager at least three Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) such Manager suspending acting under this Agreement for such period of time requested by the Partnership or as deemed appropriate by such Manager in light of the proposed transaction; provided, however, that (i) the Partnership may issue and sell Common Units pursuant to this Agreement or any Terms Agreement, (ii) the Partnership may issue and sell Common Units pursuant to any employee benefit plan of the Partnership in effect on or prior to the Execution Time, (iii) the Partnership may issue Common Units pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Partnership in effect at the Execution Time and (iv) the Partnership may issue Common Units issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

(i) Market Stabilization. The Partnership will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of Common Units to facilitate the sale or resale of the Units or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Units.

(j) Notifications to Managers. The Partnership will, at any time during the term of this Agreement, as supplemented from time to time, advise the Managers immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.

(k) Certificates. Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein, any prospectus supplement filed pursuant to Rule 424(b) pursuant to Section 4(a) hereof or a prospectus supplement relating solely to the offering of securities other than the Units), (ii) the Partnership shall file an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, (iii) the Units are delivered to any Manager as principal at the Time of Delivery pursuant to a Terms Agreement, (iv) there is filed with the Commission any document (other than an annual report on Form 10-K or a quarterly report on Form 10-Q), which contains financial information required under Regulation S-X or financial information filed with the Commission on Form 8-K under Item 9.01 or (v) otherwise as any Manager may reasonably request (such commencement or recommencement date and each such date referred to in subsection (i), (ii), (iii), (iv) and (v) herein, excluding any date occurring during the suspension of sales hereunder, each a “Representation Date”), the Partnership shall furnish or cause to be furnished to any Manager (or, in the case of subclause (iii) above, the relevant Manager party to such Terms Agreement) forthwith a certificate within two (2) Trading Days of the Representation Date, in form satisfactory to the Managers (or, in the case of subclause (iii) above, the relevant Manager party to such Terms Agreement) to the effect that the statements contained in the certificate referred to in Section 6(d) hereof which were last furnished to the Managers (or, in the case of subclause (iii) above, the relevant Manager party to such Terms Agreement) are true and correct as of such Representation Date, as though made at and as of such time (except that such certificate shall state that such statements (including with respect to the representations and warranties contained herein) shall be deemed modified to incorporate the disclosures contained in the Registration Statement, the Prospectus and the documents incorporated by reference therein, in each case as amended or supplemented as of such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(d), modified as described immediately above to the time of delivery of such certificate.

(l) Opinion of Partnership Counsel. Within two (2) Trading Days of each Representation Date, the Partnership shall furnish or cause to be furnished forthwith to the Managers (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement) and to counsel to the Managers a written opinion of Vinson & Elkins L.L.P., counsel to the Partnership (“Partnership Counsel”), dated as of the date that the opinion is delivered, in form and substance satisfactory to such Manager(s), of the same tenor as the opinion referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m) Opinion of Managers’ Counsel. Within two (2) Trading Days of each Representation Date, Andrews Kurth LLP, counsel to the Managers, shall deliver a written opinion, dated as of the date that the opinion is delivered, in form and substance satisfactory to the Managers (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement), of the same tenor as the opinion referred to in Section 6(c) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n) Letter of Independent Accountants. Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales as contemplated herein), and within two (2) Trading Days of each time, excluding any date occurring during the suspension of sales hereunder, that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information, (ii) the Units are delivered to a Manager as principal at a Time of Delivery pursuant to a Terms Agreement, (iii) the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) at any Manager’s request and upon reasonable advance notice to the Partnership, there is filed with the Commission any document which contains financial information (other than a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K) incorporated by reference into the Prospectus, the Partnership shall cause Deloitte & Touche LLP, or other independent accountants satisfactory to the Managers (or, in the case of subclause (ii) above, the relevant Manager party to such Terms Agreement) forthwith, to furnish such Manager(s) with a letter, dated the date that the letter is delivered, in form and substance satisfactory to such Manager(s), to the effect of the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(o) Due Diligence. Within two (2) Trading Days of each Representation Date, if requested by the Managers, the Partnership will conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the independent accountants of the Partnership. The Partnership shall cooperate timely with any reasonable due diligence request from, or review conducted by, the Managers or their agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate officers and the Partnership’s agents during regular business hours and at the Partnership’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Partnership, its officers and its agents, as the Managers may reasonably request.

(p) Managers Trading. The Partnership consents to the Managers trading in Common Units for their own accounts and for the account of their clients at the same time as sales of the Units occur pursuant to this Agreement or pursuant to a Terms Agreement.

(q) Disclosures in Periodic Reports. The Partnership will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Units sold through the Managers under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of Units pursuant to this Agreement during the relevant period.

(r) Failure of Certain Conditions. If, to the knowledge of the Partnership, the conditions set forth in Section 6(a), 6(f) or 6(g) shall not be true and correct on the applicable Settlement Date, the Partnership will offer to any person who has agreed to purchase Units from the Partnership as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Units.

(s) Acceptance of Offer to Purchase. Each acceptance by the Partnership of an offer to purchase the Units hereunder, and each execution and delivery by the Partnership of a Terms Agreement, shall be deemed to be an affirmation to each Manager that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Units relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed modified to relate to the Registration Statement, the Prospectus and the documents incorporated by reference therein, in each case as amended or supplemented as of such date).

(t) NYSE Listing. The Partnership will use its commercially reasonable efforts to cause the Units to be listed for trading on the NYSE and to maintain such listing.

(u) Delivery of Prospectus. During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Act, the Partnership will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(v) DTC. The Partnership shall cooperate with the Managers and use its reasonable efforts to permit the Units to be eligible for clearance and settlement through the facilities of DTC.

(w) Use of Proceeds. The Partnership will apply the Net Proceeds from the sale of the Units in the manner set forth in the Prospectus.

5. Payment of Expenses. Each of the Partnership Parties agrees to pay the reasonable costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto) and the Prospectus and any amendment or supplement thereto; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement and the Prospectus and any amendment or supplement thereto, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of the Partnership’s representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership and the reasonable fees and expenses of counsel for the Managers; (x) the costs and charges of any transfer agent or registrar; and (xi) all other costs and expenses incident to the performance by the Partnership Parties of its respective obligations hereunder. It is understood, however, that except as provided in this Section and Sections 3(a)(v) and 7 hereof, each Manager will pay all of its own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement.

6. Conditions to the Obligations of the Managers. The obligations of the Managers under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Partnership Parties contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) the performance by each of the Partnership Parties of its respective obligations hereunder, and (iii) the following additional conditions:

(a) The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Units; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act shall have been instituted or threatened.

(b) The Partnership shall have requested and caused the Partnership Counsel, or such other counsel as is acceptable to the Partnership and the Managers, to furnish to the Managers (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement), within two (2) Trading Days of every Representation Date, its opinion dated as of the date such opinion is delivered, in form and substance satisfactory to such Manager(s) to the effect that:

(i) Formation and Qualification. The Partnership has been duly formed, and each of the Partnership Parties is validly existing and in good standing as a limited partnership or limited liability company, as the case may be, under the laws of its respective jurisdiction of organization and each is duly qualified to do business and is in good standing as a foreign limited partnership or limited liability company, as the case may be, in each jurisdiction set forth opposite its name on Schedule I hereto. Each of the Partnership Parties has all requisite limited partnership or limited liability company power and authority, as the case may be, necessary to carry on its business and own or lease its properties and to conduct the businesses in which it is engaged, in each case in all material respects as described in the Registration Statement and Prospectus.

(ii) Ownership of the General Partner. Dominion Cove Point is the sole member of the General Partner, with a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the GP LLC Agreement and is fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).

(iii) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership, with a 0.0% non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement.

(iv) Ownership of Incentive Distribution Rights. The General Partner owns all of the Incentive Distribution Rights; the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act.

(v) Duly Authorized and Validly Issued Units. The Units to be issued and sold to the Managers by the Partnership pursuant to this Agreement have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered by the Partnership to the Managers upon payment therefor in accordance with the terms of this Agreement, will be validly issued, in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(vi) No Options, Preemptive Rights, Registration Rights or Other Rights. Except as described in the Registration Statement and the Prospectus, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership pursuant to federal or Delaware Law, the Partnership Agreement, the certificate of limited partnership of the Partnership or any other agreement or instrument filed as an exhibit to the Registration Statement. To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(vii) Authority and Authorization. Each of the Partnership Parties has all requisite limited partnership or limited liability company power and authority, as applicable, to execute and deliver this Agreement and to perform its obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus. All limited partnership, limited liability company or corporate action, as the case may be, required to be taken by the Partnership Entities or any of their respective unitholders, members, partners or stockholders for the authorization, issuance, sale and delivery of the Units and any other transactions contemplated by this Agreement has been validly taken.

(viii) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, validly executed and delivered by each of the Partnership Parties.

(ix) Non-Contravention. None of (i) the offering, issuance or sale of the Units, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties, (iii) the consummation of any other transactions contemplated by this Agreement or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Registration Statement and the Prospectus (A) conflicts with or will conflict with or constitutes or will constitute a violation of the respective Organizational Documents of any of the Partnership Entities, (B) conflicts with or will conflict with or constitutes or will constitute a breach or violation of any agreement or other instrument filed as an exhibit to the Registration Statement (such agreements or instruments, the “Applicable Agreements”), (C) results in any violation of applicable laws of the State of New York, the federal laws of the United States of America, the Delaware LP Act or the Delaware LLC Act or (D) results or will result in the creation or imposition of any security interest or liens upon any property or assets of any of the Partnership Entities, except for such security interests or liens as may arise under the Parent Credit Agreement and except in the case of clauses (B), (C) and (D) for any such conflicts, violations, breaches, defaults or Liens that, individually or in the aggregate, have not materially impaired and will not materially impair the ability of any of the Partnership Parties to consummate the transactions provided for in this Agreement; provided, however, that such counsel need express no opinion in this paragraph (ix) with respect to federal or state securities laws.

(x) No Consents. No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any New York, Delaware or U.S. federal court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale of the Units, (ii) the execution, delivery and performance of this Agreement by the Partnership Entities, (iii) any transactions contemplated by this Agreement or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Registration Statement and the Prospectus, except (A) for registration of the Units under the Act and consents required under the Exchange Act, applicable state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, and the rules of FINRA in connection with the purchase and distribution of the Units by the Managers, (B) for such consents that have been obtained or made and (C) for any such consents the absence or omission of which would not reasonably be expected to materially impair the ability of any of the Partnership Parties to consummate the transactions provided for in this Agreement.

(xi) Effectiveness of Registration Statement. The Registration Statement has been declared effective under the Act as of May 17, 2016; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to such counsel’s knowledge, based solely on a review of the list of stop orders contained on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml and http://www.sec.gov/litigation/admin.shtml, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings or examination for such purpose have been instituted or threatened by the Commission.

(xii) Description of Common Units. The descriptions of the Common Units included in the Registration Statement and the Prospectus under the captions “Description of the Common Units,” and “Provisions of our Partnership Agreement Relating to Cash Distributions” and “Our Partnership Agreement” constitute accurate summaries of the terms of the Common Units in all material respects.

(xiii) Descriptions and Summaries. The statements included in or incorporated by reference to the Registration Statement and the Prospectus under the captions “Business—Regulation,” “Business—Environmental Regulation,” “Our Partnership Agreement,” and “Investment in Dominion Midstream Partners, LP by Employee Benefit Plans” insofar as they purport to constitute summaries of the provisions of federal statutes, rules or regulations, legal or governmental proceedings, the Delaware LP Act, the Delaware LLC Act or any contracts and other documents, constitute accurate summaries of such provisions of such statutes, rules and regulations, legal or governmental proceedings, and contracts and other documents in all material respects.

(xiv) Tax Opinion. The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Managers may rely upon such opinion as if it were addressed to them.

(xv) Investment Company Act. The Partnership is not, and after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act, and the rules and regulations of the Commission thereunder.

(xvi) Compliance with the Act. The Registration Statement (including the information deemed to be a part thereof pursuant to Rule 430A under the Act), as of the latest Effective Date and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the date hereof, each appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for registration statement on Form S-3 under the Act and the rules and regulations thereunder, it being understood, however, that such counsel need not express a view with respect to Regulation S-T or the financial statements, schedules or other financial data included in, or omitted from, the Registration Statement or the Prospectus.

(xvii) Exhibits. To such counsel’s knowledge, there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon the representations and warranties of the Partnership Parties in this Agreement, certificates of officers and employees of the Partnership Parties and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that such counsel’s opinion is limited to federal laws, the laws of the State of New York, the Delaware LP Act and the Delaware LLC Act, (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the Partnership Parties, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion and (v) state that such counsel expresses no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local tax statutes to which any of the Partnership Entities may be subject.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Parties, with representatives of the Partnership’s independent registered public accounting firm, with the Manager’s representatives and counsel, at which the contents of the Registration Statement, the Prospectus and related matters were discussed and although such counsel have not independently verified, are not passing upon, and are not assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent stated in paragraphs (xii), (xiii) and (xiv) above) based on the foregoing, no facts have come to such counsel’s attention that lead them to believe that:

(A) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(B) the Prospectus, as of its date or as of the Applicable Time and as the date of the opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel does not express any belief with respect to (i) the financial statements and related schedules, including the notes thereto and the independent public accounting firm’s report thereon, included in the Registration Statement and the Prospectus or (ii) any other financial and accounting data contained or omitted from the Registration Statement and the Prospectus, or (iii) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement or any document incorporated by reference therein.

(c) Each Manager (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement) shall have received from Andrews Kurth LLP, counsel for the Managers, or such other counsel as is acceptable to the Partnership and the Managers, within two (2) Trading Days of every Representation Date, its opinion, dated as of the date such opinion is delivered and addressed to such Manager(s), with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as such Manager(s) may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Partnership shall have furnished to each Manager (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement), within two (2) Trading Days of every Representation Date, a certificate of the Partnership, signed on behalf of the Partnership by an executive officer, the Treasurer or the General Counsel of the General Partner, dated as of the date such certificate is delivered, to the effect that the signer of such certificate has carefully examined the Registration Statement and the Prospectus and any amendment or supplement thereto and this Agreement and that:

(i) the representations and warranties of the Partnership Parties in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Partnership Parties have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership Parties’ knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus, no event has occurred that had, or which may reasonably be expected to have, a Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

(e) The Partnership shall have requested and caused Deloitte & Touche LLP to have furnished to the Managers (or, in the case of Section 4(n)(ii), the relevant Manager party to such Terms Agreement), on every date specified in Section 4(n) hereof, to the extent requested by such Manager(s) in connection with any offering of the Units, and to the extent requested by such Manager(s) in connection with any updates to financials included or incorporated by reference in the Registration Statement, letters (which may refer to letters previously delivered to such Manager(s)), dated as of such date, in form and substance satisfactory to such Manager(s) containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in, or incorporated by reference in, the Registration Statement and the Prospectus.

(f) Between the Execution Time and any Time of Delivery, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Manager, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto).

(g) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement or any Terms Agreement.

(h) The Units shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Managers.

(i) The Partnership shall have furnished to the Managers (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement) within two (2) Trading Days of each Representation Date such further information, certificates and documents as such Manager(s) may reasonably request.

(j) The requirements (i) to provide opinions and letters of counsel, the officer’s certificate and accountants’ letter specified in Sections 6(b), (c), (d) and (e) and (ii) to furnish information, certificates or documents as any Manager may reasonably request in Section 6(i), shall be deemed waived for any Representation Date occurring at a time at which no instruction by the Partnership to any Manager to sell Common Units under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Partnership delivers an instruction to any Manager to sell Common Units pursuant to Section 3(a) hereof (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date for which no such waiver is made; provided, however, that the Partnership may elect, in its sole discretion, to provide a certificate under Section 4(k) and thereby satisfy its obligations hereunder, notwithstanding the fact that no instruction by the Partnership to any Manager to sell Common Units under this Agreement is in effect.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to any Manager and counsel for the Managers, this Agreement, as it relates to such Manager, and all obligations of such Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by such Manager. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing. Notwithstanding any other provision of this Agreement, the Partnership shall not offer, sell or deliver, or request the offer or sale, of any Units pursuant to this Agreement following any Representation Date until the Partnership has provided the Managers with the opinions and letters of counsel, the officers’ certificate and accountants’ letter specified in Sections 6(b), (c), (d) and (e), hereof and afforded the Managers the opportunity to conduct a due diligence review in accordance with Section 6(i) hereof.

The documents required to be delivered by this Section 6 shall be delivered at the office of Andrews Kurth LLP, counsel for the Managers, at 600 Travis Street, Suite 4200, Houston, TX 77007, or electronically if agreed to by the parties, on each such date as provided in this Agreement.

7. Indemnification and Contribution.

(a) The Partnership Parties agree, jointly and severally, to indemnify and hold harmless the Managers, the directors, officers, employees and agents of the Managers and each person who controls any Manager within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, preparing for or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership Parties will not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership Parties by or on behalf of the Managers specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Partnership Parties may otherwise have.

(b) The Managers, severally and not jointly, agree to indemnify and hold harmless the Partnership Parties, each of the Partnership Parties’ directors and officers who sign the Registration Statement, and each person who controls the Partnership Parties within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership Parties to each Manager, but only with reference to written information relating to a Manager furnished to the Partnership Parties by or on behalf of such Manager specifically for inclusion in the documents referred to in the foregoing indemnity, which information consists only of the name of the Managers. This indemnity agreement will be in addition to any liability which any Manager may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party or (ii) be liable for any settlement of such action without its written consent, except as otherwise permitted in the following sentence. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(c) hereof effected without its written consent if (A) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the aforesaid request, (B) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (C) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership Parties and each Manager agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Partnership Parties and the Managers may be subject in such proportion as is appropriate to reflect the relative fault of the Partnership Parties, on the one hand, and of the Managers, on the other, in connection with the statements or omissions which resulted in such Losses; provided, however, that in no case shall the Managers be responsible for any amount in excess of the compensation to such Manager for sales of the Units hereunder. For the avoidance of doubt, the obligation of each Manager to contribute pursuant to this Section 7(d) shall be several and not joint. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership Parties and the Managers severally shall contribute in such relative proportions as is appropriate to reflect not only such relative fault but also the relative benefits received by the Partnership Parties, on the one hand, and by any Manager, on the other, in connection with the offering of the Units as well as any other relevant equitable considerations. Benefits received by the Partnership Parties shall be deemed to be equal to the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership Parties, as determined by this Agreement or any applicable Terms Agreement, and benefits received by the Managers shall be deemed to be equal to the total compensation received by such Managers with respect to the Units purchased under this Agreement, in each case as determined by this Agreement or any applicable Terms Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership Parties on the one hand or by or on behalf of the Managers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership Parties and each Manager agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls a Manager within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of a Manager shall have the same rights to contribution as any Manager, and each person who controls the Partnership Parties within the meaning of either the Act or the Exchange Act, each officer of the Partnership Parties, who shall have signed the Registration Statement and each director of the Partnership Parties shall have the same rights to contribution as the Partnership Parties, subject in each case to the applicable terms and conditions of this paragraph (d) to collect such amounts from the Partnership Parties, except in the event that the Partnership Parties commence or become subject to any bankruptcy, liquidation, reorganization, moratorium or other proceeding providing protection from creditors generally.

8. Termination.

(a) The Partnership Parties shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement, with respect to any or all of the Managers, relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Units have been sold through any Manager for the Partnership, then Section 4(s) shall remain in full force and effect, (ii) with respect to any pending sale, through such Managers for the Partnership, the obligations of the Partnership Parties, including in respect of compensation of the Managers, shall remain in full force and effect notwithstanding the termination, and (iii) the provisions of Sections 2, 5, 7, 9, 10, 11, 12, 13, 15 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate its own obligations under the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall have no effect on the obligations of any other Manager under this Agreement and shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 11, 12, 13, 15 and 16 of this Agreement shall remain in full force and effect with respect to such Managers notwithstanding such termination.

(c) This Agreement shall remain in full force and effect until the earlier of (i) its termination pursuant to Section 8(a) above or otherwise by mutual agreement of all of the parties and (ii) the termination of the obligations of each Manager pursuant to Section 8(b) above; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by any Manager or the Partnership Parties, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e) In the case of any purchase of Units by any Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Manager, by notice given to the Partnership Parties prior to the Time of Delivery relating to such Units, if at any time prior to such delivery and payment (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the NYSE, (ii) trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (iii) a banking moratorium shall have been declared either by federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of such Manager, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus.

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities, rights of contribution and other statements of the Partnership Parties’ officers and of the Managers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Managers or the Partnership Parties or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Units. The provisions of Section 7 shall survive the termination or cancellation of this Agreement.

10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Partnership Parties, will be mailed, delivered or telefaxed to Dominion Midstream Partners, LP and confirmed to it at 120 Tredegar Street, Richmond, Virginia, attention of Mark O. Webb, General Counsel (fax no. (804) 819-2202) with a copy to Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002-6760, attention of E. Ramey Layne (fax no. 713.751.5396); or, if sent to each Manager, will be mailed, delivered or telefaxed to:

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019 Attention: General Counsel	BNP Paribas Securities Corp. 787 7th Avenue New York, New York 10019 Attention: Equity Syndicate Desk

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013 Attention: General Counsel	J.P. Morgan Securities LLC 383 Madison Avenue, 10th Floor New York, New York 10179 Attention: Adam Rosenbluth Attention: Brett Chalmers

Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036 Attention: Syndicate Department	Mizuho Securities USA Inc. 320 Park Avenue, 12th Floor New York, New York 10022 Attention: Equity Capital Markets Desk

RBC Capital Markets, LLC 200 Vesey Street, 10th Floor New York, New York 10281 Attention: Equity Syndicate	Scotia Capital (USA) Inc. 250 Vesey Street, 24th Floor New York, New York 10281 Attention: Equity Capital Markets

UBS Securities LLC 1285 Avenue of the Americas New York, New York 10019 Attention: Syndicate

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12. No Fiduciary Duty. The Partnership Parties hereby acknowledge that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership Parties, on the one hand, and the Managers and any affiliates through which it may be acting, on the other, (b) the Managers are acting solely as sales agents and/or principals in connection with the purchase and sale of the Units and not as fiduciaries of the Partnership Parties, and (c) the Partnership’s engagement of the Managers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Partnership Parties agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether the Managers have advised or is currently advising the Partnership Parties on related or other matters). The Partnership Parties agree that they will not claim that the Managers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership Parties, in connection with the transactions contemplated by this Agreement or the process leading thereto.

13. Research Analyst Independence. The Partnership Parties acknowledge that the Managers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Managers’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking division. The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties may have against any of the Managers with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership Parties by the Managers’ investment banking division. The Partnership Parties acknowledge that the Managers are full service securities firms and as such from time to time, subject to applicable securities laws, may effect transactions for their own account or the account of their customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

14. Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral), between the Partnership Parties and the Managers with respect to the subject matter hereof.

15. Applicable Law. This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16. Waiver of Jury Trial. The Partnership Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

17. Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18. Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof or thereof.

19. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Units, the time of sale of such Units pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective under the Act in accordance with the rules and regulations thereunder.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement.

“Prospectus Supplement” shall mean the prospectus supplement relating to the Units that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 134”, “Rule 153”, “Rule 158”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424” “Rule 424(b)”, “Rule 430B”, “Rule 433”, “Rule 436(g)” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership Parties and the Managers.

Very truly yours,

DOMINION MIDSTREAM GP, LLC

By:	/s/ James R. Chapman
Name:	James R. Chapman
Title:	Senior Vice President – Mergers & Acquisitions and
Treasurer

DOMINION MIDSTREAM PARTNERS, LP

By:	Dominion Midstream GP, LLC, its General Partner

By:	/s/ James R. Chapman
Name:	James R. Chapman
Title:	Senior Vice President – Mergers & Acquisitions and
Treasurer

Signature Page to Equity Distribution Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

RBC Capital Markets, LLC

By:	/s/ Michael Davis
Name:	Michael Davis
Title:	Managing Director

Signature Page to Equity Distribution Agreement

Barclays Capital Inc.

By:	/s/ Amit Chandra
Name:	Amit Chandra
Title:	Managing Director

Signature Page to Equity Distribution Agreement

J.P. Morgan Securities LLC

By:	/s/ Adam S. Rosenbluth
Name:	Adam S. Rosenbluth
Title:	Executive Director

Signature Page to Equity Distribution Agreement

Mizuho Securities USA Inc.

By:	/s/ Paul Gaydos
Name:	Paul Gaydos
Title:	Director

Signature Page to Equity Distribution Agreement

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Davis Moran
Name:	Davis Moran
Title:	Managing Director

Signature Page to Equity Distribution Agreement

BNP Paribas Securities Corp.

By:	/s/ Frederick J. Fiddle
Name:	Frederick J. Fiddle
Title:	Managing Director

Signature Page to Equity Distribution Agreement

Citigroup Global Markets Inc.

By:	/s/ Todd Guenther
Name:	Todd Guenther
Title:	Co-Head of North America Power, Managing Director

Signature Page to Equity Distribution Agreement

Scotia Capital (USA) Inc.

By:	/s/ Richard Agata
Name:	Richard Agata
Title:	Director, Counsel and Chief Compliance Officer

Signature Page to Equity Distribution Agreement

UBS Securities LLC

By:	/s/ Rajat Sehgal
Name:	Rajat Sehgal
Title:	Director

By:	/s/ Robyn Liska
Name:	Robyn Liska
Title:	Associate Director

Signature Page to Equity Distribution Agreement

SCHEDULE I

Formation and Qualification

Name	Jurisdiction of Formation	Foreign Qualifications
Dominion Midstream Partners, LP	Delaware	-
Dominion Midstream GP, LLC	Delaware	Virginia and Maryland

Schedule I

SCHEDULE II

Authorized Representatives

Mark F. McGettrick

James R. Chapman

Richard M. Davis, Jr.

Schedule II

EXHIBIT A

FORM OF TERMS AGREEMENT

DOMINION MIDSTREAM PARTNERS, LP

Common Units Representing Limited Partner Interests

TERMS AGREEMENT

[            ], 20[    ]

[                    ]

Ladies and Gentlemen:

Dominion Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated July [11], 2016 (the “Equity Distribution Agreement”), between the Partnership, Dominion Midstream GP, LLC, RBC Capital Markets, LLC, Barclays Capital Inc., J.P. Morgan Securities LLC, Mizuho Securities USA Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Scotia Capital (USA) Inc. and UBS Securities LLC, to issue and sell to [●] (the “Manager”) the securities specified in Schedule I hereto (the “Purchased Units”) [, and to grant to the Manager the option to purchase the additional securities specified in Schedule I hereto (the “Additional Units”)].1 Terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Equity Distribution Agreement.

[The Manager shall have the right to purchase from the Partnership all or a portion of the Additional Units made in connection with the offering of the Purchased Units, at the same purchase price per unit of Common Units to be paid by the Manager to the Partnership for the Purchased Units. This option may be exercised by the Manager at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in Schedule I hereto) nor earlier than the second Business Day after the date on which the option shall have been exercised nor later than the fifth Business Day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Units shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Units.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agent of the Partnership, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [                    ,] the Time of Delivery [and any Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [                    ,] the Time of Delivery [and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Units.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Units [and the Additional Units], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

[1]	All bracketed language to be included only if the applicable Manager has an option to purchase additional units.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Partnership agrees to issue and sell to the Manager and the latter agrees to purchase from the Partnership the number of Purchased Units at the time and place and at the purchase price set forth in Schedule I hereto.

[Signature pages follow]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Partnership.

DOMINION MIDSTREAM PARTNERS, LP

By:	Dominion Midstream GP, LLC, its General Partner

By:
Name:
Title:

ACCEPTED as of the date

first written above.

[                    ]

By:
Name:
Title:

Schedule I to the Terms Agreement

Title of Purchased Units [and Additional Units]:

Common Units

Number of Units:

[Number of Additional Units:]

[Price to Public:]

Purchase Price by the Manager:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Partnership in same day funds.

Method of Delivery:

Free delivery of the Units to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1)	The opinion referred to in Section 4(l).

(2)	The opinion referred to in Section 4(m).

(3)	The accountants’ letter referred to in Section 4(n).

(4)	The officer’s certificate referred to in Section 4(k).

(5)	Such other documents as the Manager shall reasonably request.

A-5